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                                                                   EXHIBIT 10.32

[ACL LOGO]                                         American Commercial Lines LLC

                          2005 ANNUAL INCENTIVE PLAN --
                            A GUIDE TO THE 2005 PLAN

                          American Commercial Lines LLC

                                    July 2005

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[ACL LOGO]                                         American Commercial Lines LLC

Message From The CEO

Congratulations! Since we have come out of bankruptcy, the Company is performing better than expected. If we continue the pace of our improving financial results for the remainder of this year, we expect a payout of the Annual Incentive Plan
(AIP) for the first time in many years. I am counting on each of you to help all of us meet this objective.

I want to share some of the guiding principles that drove the design of the 2005 AIP. These are not merely "compensation" philosophies, but they are philosophies that define how we will run the Company. These principles are:

- We are One Company. Only total company results matter to our shareholders and creditors. Teamwork and resource sharing are valued.

-     Each one of us needs to contribute in a significant way.

- We will share in the Company's successes -- the greater the success, the greater the rewards.

- Success will be measured by financial performance, but not at the expense of key strategic, operational, and people measures.

-     We are a company in transition and we will make significant improvements.

The following pages of this document further describe the key elements of the 2005 AIP. We have tried to anticipate many of the questions you may have. However, for any remaining questions, please contact Vicky Longest at x2580.

Finally, I would like to remind you of our Core Values which will serve as the foundation for the way in which we will conduct business.

            - Safety -- People, Property and Equipment (PP&E), never compromise.

            -     Customer Focus -- premium service, on time.

            -     Integrity -- do the right thing.

            - Innovate -- lead in transportation practices and manufacturing technologies.

            - Value Creation -- for employees, customers, suppliers, lenders and stockholders.

I will continue to share these values with you on a regular basis and I hope you will incorporate them into your daily work tasks as they are a very important part of our journey to success.

/s/ Mark R. Holden

Mark R. Holden
President & CEO
American Commercial Lines, Inc.

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[ACL LOGO]                                         American Commercial Lines LLC

CONTENTS

2005 PERFORMANCE GOALS
   Financial Measures Defined                                             1
   Business Objectives                                                    1
   Weighting of Measures and Performance Goals for 2005                   2

2005 AWARD OPPORTUNITIES
   Target Award Opportunities                                             3
   Minimum, Expected, and Superior Award Opportunities                    3
   How Awards Will Be Calculated                                          3

PLAN ADMINISTRATION
   Eligibility Criteria                                                   4
   Promotions                                                             4
   Timing of Payments                                                     4
   Business Objectives                                                    5

NOTE: The bonus information and program detailed above is not a contract, and is not intended to create any contractual obligations on the part of ACL or it subsidiaries. The Company explicitly reserves the right to modify the details of the bonus program at any time, with or without notice, at the Company's sole discretion.

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[ACL LOGO]                                         American Commercial Lines LLC

                                                          2005 PERFORMANCE GOALS

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[ACL LOGO]                                         American Commercial Lines LLC

2005 PERFORMANCE GOALS

For 2005, we will be measuring three financial goals as well as Business Objectives.

FINANCIAL MEASURES DEFINED

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA)

EBITDA is a commonly used measure of cash flow from operations. Cash flow is critical to our company in order for us to meet our debt covenants, make capital investments, pay the interest on our debt, and begin to pay down our debt. Depreciation and amortization are expenses of the business that relate to past investments (i.e., the purchase of barges). Therefore, to determine how much cash is available, we add these expenses back to our operating earnings.

FREE CASH FLOW (FCF)

The definition of FCF is EBITDA less capital expenditures, principal payments, interest, and taxes

EARNINGS PER SHARE (EPS)

The definition of EPS is net income divided by the number of shares outstanding. EPS is the most common way that public companies are measured. While ACL's shares are not currently listed on a stock exchange, we want to instill the same disciplines and expectations for performance to which public companies are held.

BUSINESS OBJECTIVES

A portion of the incentive opportunity will be determined by performance on key measures of strategic, operational, or people measures. For incentive award purposes, these measures will be business related (e.g., safety), not related to personal development (e.g., attended a seminar). For 2005, given where we are in the year, we will not attempt to set "personal" business objectives. Instead, we will establish a list of business objectives of which each department will be assigned the three that they can most impact.

                                        1
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[ACL LOGO]                                         American Commercial Lines LLC

WEIGHTING OF MEASURES AND PERFORMANCE GOALS FOR 2005

The performance goals for 2005 are based on the 2005 business plan established during the bankruptcy process. The CEO and senior vice presidents will be held to a higher standard, which is 10 percent higher than the 2005 plan. The higher standard reflects the Board of Directors and CEO's expectations for performance and accountability of the leadership team.

For 2005, the weighting of the goals are:

-     EBITDA: 30%

-     Free Cash Flow: 30%

-     EPS: 20%

-     Business Objectives: 20%

We can still earn some incentive if we are close to but fall short of our goals. Also, we will earn higher incentives if we exceed our goals. Three performance levels have been established for each goal, with a corresponding percentage of the target award opportunity.

-     Expected performance pays 100% of target award opportunity.

-     Minimum performance pays 50% of the target award opportunity.

-     Superior performance pays 150% of the target award opportunity.

If actual performance falls between any of the defined levels, the award opportunities will be calculated proportionately. The following table presents the 2005 goals and weighting of each measure.

2005 ANNUAL INCENTIVE PLAN GOALS

                                                         PERFORMANCE LEVELS
                                              --------------------------------------------
WEIGHTING      MEASURE           GROUP        MINIMUM-50%   EXPECTED-100%    SUPERIOR-150%
---------   --------------   --------------   -----------   -------------    -------------
   30%      EBITDA ($000s)   Sr. Executives     $90,404        $99,444          $109,389
                               All Other        $81,364        $90,404          $ 99,444

   30%      Free Cash Flow   Sr. Executives     $20,659        $22,725          $ 24,997
               ($000s)         All Other        $18,593        $20,659          $ 22,725

   20%           EPS         Sr. Executives     $  1.38        $  1.52          $   1.67
                               All Other        $  1.24        $  1.38          $   1.52

WEIGHTING      MEASURE       GROUP   MEETS    EXCEEDS      FAR EXCEEDS
---------   -------------    -----   -----    -------      -----------
                 Bus
  20%       Objectives(1)     All     100%      110%          125%

(1) There will be no award for business objectives if the goals are not met

                                        2
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[ACL LOGO]                                         American Commercial Lines LLC

                                                        2005 AWARD OPPORTUNITIES

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[ACL LOGO]                                         American Commercial Lines LLC

2005 AWARD OPPORTUNITIES

TARGET AWARD OPPORTUNITY

Each position has a target award opportunity stated as a percent of base salary. Your target award opportunity for 2005 will be communicated to you by your manager. The target award opportunity is earned when we have achieved exactly 100 percent of the financial and business goals.

MINIMUM, GOAL, AND SUPERIOR AWARD OPPORTUNITIES For each goal, three levels of performance have been defined:

- MINIMUM PERFORMANCE: Performance below threshold does not earn an award. If performance is equal to the minimum level, you will earn 50 percent of your target award opportunity.

- GOAL PERFORMANCE: This is the level we promise to our investors each year. At goal performance, 100 percent of your target award opportunity is earned.

- SUPERIOR PERFORMANCE: As performance exceeds the expected level, you can earn more than 100 percent of your target award opportunity. At the superior performance level, 150 percent of your expected award opportunity is earned. Awards cannot exceed 150 percent of the expected award opportunity.

If performance falls between levels, the award opportunity will be determined proportionately. For example, when performance falls half way between the expected and superior levels, 125 percent of your target award opportunity is earned.

HOW AWARDS WILL BE CALCULATED

The awards will be calculated based on the following formula:

      ACTUAL BASE SALARY EARNINGS X TARGET AWARD OPPORTUNITY X OVERALL PERFORMANCE SCORE

Actual base salary earnings are the base compensation earned from January 1 through December 31. The overall performance score is the scores for each of the three financial goals and the business objectives multiplied by their weighting and added together.

To ensure that all participants are calculating awards in the same manner, we are developing a worksheet with the calculations built in. All you need to do to estimate your award through the year is to supply your base salary earnings, expected award opportunities, and estimates of performance on each of the goals.

                                        3
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[ACL LOGO]                                         American Commercial Lines LLC

                                                             PLAN ADMINISTRATION

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[ACL LOGO]                                         American Commercial Lines LLC

PLAN ADMINISTRATION

ELIGIBILITY CRITERIA

-     Full-time salaried land based employees

-     Full-time non-represented shore side hourly employees

-     Full-time non-represented fleet vessel hourly employees in Cairo & Lemont

-     Hire date no later than September 30th

- Employed by ACL or one of its subsidiaries at time the incentive awards are paid

-     Rated at a satisfactory level or higher

PROMOTIONS

An employee promoted to a position with a higher target award opportunity will have the award calculated on their target award opportunity as of 12/31/05.

TIMING OF PAYMENT

Earned incentive awards will be paid as soon as is practical after the end of the year. Audited results will need to be available for the financial measures.

                                        4
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[ACL LOGO]                                         American Commercial Lines LLC

BUSINESS OBJECTIVES (TOTAL OF 20 PERCENT)

We have identified three business objective goals for 2005 which are listed below:

1.    SAFETY (10% weighting). Safety will be measured by incident rate:

                               #of Inquiries X 2,000
                           --------------------------
                           #of Employee Hours Worked

      It is critical that we provide a safe environment for all employees. Therefore, on this measure, either the "Meets" standard is achieved or there will be no incentive earned for this objective.

      LOCATION                       MEETS
----------------------               -----
ACL Headquarters                      0.0
Jeff boat                             6.3
Venezuela                             0.1

Shop Barge & Terminals                2.2

Fleet Vessels                         3.9
Fleet Land Based                      4.2

2. SELLING, GENERAL, & ADMINISTRATIVE (SG&A) (5% weighting). This expense category is disclosed in the Company financial statements and will be measured as a percent of total revenue. It represents our need to be more efficient and to improve our profit margins. The calculation will be net of any unusual and non-reoccurring charges, i.e., bankruptcy, stock expensing, etc. The targets are:

Meets                     5.9%
Exceeds                   5.8%
Far Exceeds               5.7%

3. WORKING CAPITAL (5% weighting). By managing our working capital, we generate cash to help pay down debt and pay for investments. Working capital is measured in the following manner:

              (Accounts Receivable + Inventory) - Accounts Payable
              ----------------------------------------------------
                                    Revenue

Meets                    10.8%
Exceeds                  10.7%
Far Exceeds              10.5%

                                        5